Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of December 21, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), among TRIMAS CORPORATION, a Delaware corporation (“TriMas Corp.”), the subsidiaries of TriMas Corp. identified as Sellers on Schedule I, as sellers (each, individually, a “Seller” and collectively, the “Sellers”), and TSPC, INC., a Nevada corporation, as purchaser (in such capacity, the “Purchaser”).
W I T N E S S E T H :
WHEREAS, TriMas Corp., the Sellers and the Purchaser are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009, as amended by Amendment No. 1 dated as of September 15, 2011 (the “Agreement”); and
WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:
1.    Amendments.
1.1.    Schedule I of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.
2.    Representations and Warranties. In order to induce the Purchaser to enter into this Amendment and the Administrative Agent and LC Issuer to consent to the terms hereof, each of the Sellers hereby represents and warrants to the Purchaser, the Administrative Agent and LC Issuer as follows:
(a)Legal Existence and Power. Such Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted except where the failure to have such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of this Amendment are within such Seller's corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of such Seller (except those created by the Agreement and the Receivables Transfer Agreement).
(c)Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).
(d)Solvency. Such Seller is not insolvent, does not have unreasonably small capital with which to carry on its business, is able to pay its debts generally as they become due and payable, and its liabilities do not exceed its assets. TriMas Corp. is, and TriMas Corp. and its Subsidiaries are, on a consolidated basis, solvent.
3.    Conditions Precedent. This Amendment shall become effective when each of the following conditions precedent has been satisfied:
(a)    The Administrative Agent shall have received: (i) counterparts hereof duly executed by each of the parties hereto and consented to by the Administrative Agent and the LC Issuer and (ii) payment of legal fees incurred in connection with the Agreement and this Amendment.
(b)    The Administrative Agent shall have received counterparts of the Receivables Re-Purchase Agreement, together with all documents and financings statements required in connection therewith, duly executed by each of the parties thereto, if applicable.
(c)    Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.
4.    Miscellaneous.
4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

4.2.    The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of the Purchaser to bring any other action or proceeding against any of the Sellers or its property in the courts of other jurisdictions.
4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.
4.4.    This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns. The RTA Purchasers, the LC Issuer and the Administrative Agent are each intended by the parties hereto to be third-party beneficiaries of this Amendment.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. Schedule I referred to herein shall constitute a part of this Amendment and is incorporated into this Amendment for all purposes.
4.6    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.
(Signature Page Follows)

IN WITNESS WHEREOF, TriMas Corp., the Purchaser and the Sellers each have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
TRIMAS CORPORATION

By:    /s/ David M. Wathen
Name:    David M. Wathen
Title:    President and CEO

As Sellers:

ARROW ENGINE COMPANY, A DELAWARE CORPORATION
LAMONS GASKET COMPANY, A DELAWARE CORPORATION
MONOGRAM AEROSPACE FASTENERS, INC., A DELAWARE CORPORATION
NORRIS CYLINDER COMPANY, A DELAWARE CORPORATION
RIEKE CORPORATION, AN INDIANA CORPORATION
CEQUENT PERFORMANCE PRODUCTS, INC., A DELAWARE CORPORATION
CEQUENT CONSUMER PRODUCTS, INC., AN OHIO CORPORATION

By:    /s/ Joshua A. Sherbin
Name:    Joshua A. Sherbin
Title:    Vice President and Secretary

As the Purchaser:

TSPC, Inc.

By:    /s/ Robert J. Zalupski
Name:    Robert J. Zalupski
Title:     Vice President and Treasurer

Acknowledged, consented to and agreed as of the date first above written:
WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent for the benefit of the RTA Purchasers and as LC Issuer

By:    /s/ Eero Maki
Name:    Eero Maki
Title:    SVP

SCHEDULE I
TO RECEIVABLES PURCHASE AGREEMENT

List of Sellers

Corporate Name	Address of Chief Executive Office	County
Arrow Engine Company	2301 E. Independence, Tulsa, OK 74110	Tulsa
Cequent Consumer Products, Inc.	29000-2 Aurora Road, Solon, OH 44139	Cuyahoga
Lamons Gasket Company	7300 Airport Boulevard, Houston, TX 77061	Fort Bend
Monogram Aerospace Fasteners, Inc.	3423 S. Garfield Ave., City of Commerce, CA 90040	Los Angeles
Norris Cylinder Company	1535 FM 1845 S., P.O. Box 7486, Longview, TX 75603	Gregg
Rieke Corporation	500 W. Seventh St., Auburn, IN 46706	De Kalb
Cequent Performance Products, Inc.	47774 Anchor Court West, Plymouth, MI 48170	Wayne